                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): JULY 24, 2003



                            PRIDE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



            DELAWARE                      1-13289                76-0069030
 (State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
        of incorporation)                                    Identification No.)



      5847 SAN FELIPE, SUITE 3300
            HOUSTON, TEXAS                              77057
(Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (713) 789-1400

ITEM 5. OTHER EVENTS

                  Pride International, Inc. announced on July 24, 2003 that it will record loss provisions in its second quarter 2003 operating results relating to the construction of deepwater platform rigs on behalf of two customers. We currently expect loss provisions of $25 to $30 million, net of taxes, or approximately $.18 to $.22 per share. Separately, we have completed another rig construction project, realizing a gain of approximately $18.6 million, net of taxes, or approximately $.14 per share. We are currently assessing the appropriate period(s) for income recognition for this project.

                 The information in the preceding paragraph includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements, consisting of expectations of the magnitude of loss provisions and gains from rig construction projects, are subject to certain risks, uncertainties and assumptions as identified herein or disclosed from time to time in our filings with the Securities and Exchange Commission. These factors include, but are not limited to, the timing and results of the ongoing comprehensive review of our construction projects by management and our independent auditors and risks associated with contractual pricing in the offshore marine construction industry. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

                  Our Technical Services segment is performing a number of deepwater platform rig construction projects on a fixed-price basis. In pricing these contracts, we use all reasonable efforts to accurately estimate our cost to perform the work. We attempt to cover anticipated increases in costs of changes in labor, material and services through estimates of cost increases, which are reflected in the original contract price. Despite these efforts, however, the revenue, cost and gross profit we realize on a fixed-price contract may vary from the estimated amounts because of risks generally inherent in the marine construction industry, including variations in labor and equipment productivity over the term of the contract, unanticipated cost increases, engineering, shipyard or systems problems, shortages of equipment, materials or skilled labor, unscheduled delays in the delivery of ordered materials and equipment, work stoppages and shipyard unavailability or delays. We have experienced cost overruns on these contracts that have adversely impacted our financial results. There can be no assurance that there will not be further losses resulting from completing these projects.

                  In addition, we recognize revenues under our contracts in the Technical Services segment on a percentage-of-completion basis. Accordingly, we review contract price and cost estimates periodically as the work progresses and reflect adjustments proportionate to the percentage of completion in income in the period when we revise those estimates. To the extent these adjustments result in a reduction in or an elimination of previously reported profits with respect to a project, we would recognize a charge against current earnings, which could be material. Although we continually strive to improve our ability to estimate our contract costs and profitability associated with our construction projects, it is possible that current estimates could change and adjustments to overall contract costs may continue to be significant in future periods.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

                  (c) Exhibits

                  99.1 News release issued by Pride International, Inc. dated July 24, 2003.

ITEM 9. REGULATION FD DISCLOSURE

                  The following information is furnished under Item 12 of Form 8-K (Results of Operations and Financial Condition) in accordance with Securities and Exchange Commission Release No. 33-8216.

                  On July 24, 2003, we issued a press release with respect to loss provisions in its second quarter 2003 operating results. The press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.

                  The information furnished pursuant to this Item 9, including
Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by Pride under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PRIDE INTERNATIONAL, INC.


                                   By:          /s/ Earl W. McNiel
                                      ------------------------------------------
                                      Earl W. McNiel
                                      Vice President and Chief Financial Officer


Date: July 25, 2003

                                  EXHIBIT INDEX



NO.        DESCRIPTION
---        -----------

99.1       News release issued by Pride International, Inc. dated July 24, 2003.